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               Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 19 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 14, 1995, relating to the financial statements and financial highlights of Alliance Growth Fund and our report dated September 27, 1995, relating to the financial statements and financial highlights of Alliance Strategic Balanced Fund, which appears in such Statement of Additional Information, and to the incorporation by reference of our reports into the Prospectus which constitutes part of this Registration statement. We also consent to the references to us under the headings "Statements and Reports" and "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

We also consent to the incorporation by reference to our report dated June 22, 1995 relating to the financial statements and financial highlights of Alliance Growth Investors Fund and Alliance Conservative Investors Fund and our report dated October 20, 1995, relating to the financial statements and financial highlights of Alliance Short-Term U.S. Government Fund into this Registration Statement and to the references to us under the headings "Statements and Reports" and "Independent Accountants" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.


/s/Price Waterhouse LLP

PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036
January 26, 1996














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